UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (date of earliest event reported): March 2, 2006


                                  Innovex, Inc.
                       -----------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                       -----------------------------------
                 (State Or Other Jurisdiction Of Incorporation)


               000-13143                               41-1223933
       ----------------------------            ----------------------------
        (Commission File Number)           (I.R.S. Employer Identification No.)

       5540 Pioneer Creek Drive
       Maple Plain, MN                                    55359
       ----------------------------            ----------------------------
 (Address Of Principal Executive Offices)               (Zip Code)


                                 (763) 479-5300
                       -----------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 though 8 are not applicable and therefore omitted.

ITEM 1.01   Entry into a Material Definitive Agreement.

On March 7, 2006, the Company entered into a Settlement Agreement (the "Settlement Agreement") with Applied Kinetics, Inc. ("AKI"), Innovex Precision Components, Inc. ("IPC"), the individual shareholders of AKI (the "Shareholders") and Thomas Paulson and William Murnane. IPC is a wholly-owned subsidiary of the Company and a party to that certain License and Development Agreement dated October 12, 1999, as amended (the "License Agreement") with AKI, pursuant to which, among other things, AKI licensed to IPC certain rights in AKI inventions and technology, IPC agreed to pay certain royalties to AKI and AKI agreed to pay certain rebates to IPC. Messrs. Paulson and Murnane were representatives of Innovex appointed to the AKI Board of Directors.

Pursuant to the Settlement Agreement, the parties dismissed with prejudice their suits against one another in exchange for redemption by AKI of the 3,500 shares of AKI common stock owned by the Company, the resignation of Messrs. Paulson and Murnane from the Board of Directors of AKI and settlement of all royalty and rebate amounts under the License Agreement for prior and future periods. The obligations of AKI under the Settlement Agreement are secured by a pledge of 3,500 shares of AKI common stock in favor of IPC.

Additionally, in connection with the Settlement Agreement, the parties amended the License Agreement by that certain Third Amendment to License and Development Agreement dated March 7, 2006 by, between and among IPC, the Company and AKI, a copy of which is attached hereto as Exhibit 10.1. The summary of the Amendment is qualified in its entirety by reference to the Amendment and the License Agreement.

In the Amendment, IPC and the Company agreed that all restrictions on AKI with respect to AFAMs, AFAM Technology, AFAM Improvements, FSA Product Improvements and MicroActuation Technology, as defined in the License Agreement, were terminated and that all rights of the Company and IPC under the License Agreement are non-exclusive. As a result of the Amendment, AKI is not restricted by the License Agreement, or by any other agreement to which AKI, Innovex and/or IPC are a party, from licensing and otherwise making available to third parties AFAMs, AFAM Technology, AFAM Improvements, FSA Product Improvements and MicroActuation Technology, and retaining all royalties, revenue and other proceeds relating to such arrangements.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 2, 2006, Thomas Paulson resigned as the Company's Senior Vice President and Chief Financial Officer effective March 24, 2006. The Company issued a press release regarding Mr. Paulson's resignation, which is attached hereto as Exhibit 99.1.

ITEM 9.01    Financial Statements And Exhibits.

Exhibit No.  Description
-----------  -------------------------------------------------------------------
10.1 Third Amendment to License and Development Agreement dated of March 7, 2006 among Innovex Precision Components, Inc., Innovex, Inc. and Applied Kinetics, Inc.

99.1         Press release issued by Innovex, Inc. on March 2, 2006.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          INNOVEX, INC.

                                          By:  /s/ William Murnane
                                             -----------------------------------
                                          William Murnane
                                          Chief Executive Officer

Date:   March 8, 2006